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[LOGO OF JOHN HANCOCK]                   Application Supplement - Customized Schedule
                                          John Hancock Life Insurance Company of New York
                                          (hereinafter referred to as The Company)

Service Office:
COLI Unit                                 . This form is part of the Application for Life Insurance for the Proposed Life Insured.
197 Clarendon Street                      . Use with COLI Master Application for Life Insurance, form CP3210NY.
Boston, Massachusetts 02117               . Print and use black ink.

________________________________________________________________________________________________________
Proposed Life Insured
________________________________________________________________________________________________________
Name     First                    Middle                 Last
             JOHN      M.      DOE

Name of Owner ABC COMPANY
              __________________________________________________________________________________________

              __________________________________________________________________________________________

Plan Name     [ ]Corporate VUL  [ ] Other ______________________________________________________________

[ ] Supplemental Face Amount (SFA) (Check only one option below.)

    [ ] Level SFA of $___________ for life of the policy

    [ ] Initial SFA of $___________ with Total Face Amount increasing by: _____% or $__________ per year for_____ policy years (level thereafter)

    [X] Customized Schedule (see below)

    [ ] Premium Cost Recovery: [ ]Initial SFA of $_________ with Total Face Amount increasing by Premium Cost Recovery:

                                [ ] Recovery increase percentage  _____%

                                [ ]Recovery increase years (level thereafter) __________
________________________________________________________________________________________________________
Customized Schedule for Increasing Supplemental Face Amount - Amount may not decrease from year to year.
________________________________________________________________________________________________________
____________________________________________  __________________________________
Policy Year(s)               Amount              Policy Year(s)          Amount
____________________________________________  __________________________________

1     to   10            $ 100,000      (1)            to               $   (11)
11    to   99            $ 150,000      (2)            to               $   (12)
      to                 $              (3)            to               $   (13)
      to                 $              (4)            to               $   (14)
      to                 $              (5)            to               $   (15)
      to                 $              (6)            to               $   (16)
      to                 $              (7)            to               $   (17)
      to                 $              (8)            to               $   (18)
      to                 $              (9)            to               $   (19)
      to                 $             (10)            to               $   (20)

If more room is needed, attach an additional copy of this form.

____________________________________________________________________________________________________________________________________
Signatures
____________________________________________________________________________________________________________________________________

Signed at     City              State                       This                 Day of                               Year

______________________________________________              ______________       _________________________________    ______________
Witness                                                                          Signature of Owner

x                                                                                x
__________________________________________________________________________      ____________________________________________________

____________________________________________________________________________________________________________________________________
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(c) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY.
All rights reserved.
CP0005NY (05/2006)